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                                  EXHIBIT 12(a)

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)


                                                                           Nine Months Ended
                                                                           September 30, 1997
                                                                           ------------------
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes                                                     $ 4,521
                                                                               -------
Fixed charges:
    Interest expense                                                             5,077
    One third of rents, net of income from subleases (a)                            83
                                                                               -------
Total fixed charges                                                              5,160
                                                                               -------
Less:  Equity in undistributed income of affiliates                                (58)
                                                                               -------

Earnings before taxes and fixed charges, excluding capitalized interest        $ 9,623
                                                                               =======

Fixed charges, as above                                                        $ 5,160
                                                                               =======
Ratio of earnings to fixed charges                                                1.86
                                                                               =======

INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                                        $ 5,160

Add:  Interest on deposits                                                       4,797
                                                                               -------
Total fixed charges and interest on deposits                                   $ 9,957
                                                                               =======

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                    $ 9,623

Add:  Interest on deposits                                                       4,797
                                                                               -------
Total earnings before taxes, fixed charges, and interest on deposits           $14,420
                                                                               =======

Ratio of earnings to fixed charges                                                1.45
                                                                               =======


(a) The proportion deemed representative of the interest factor.


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